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                                                                   EX-99.B(g)(3)

                    Funds Trust Securities Lending Agreement

                                    Exhibit A

                        FUNDS OF WELLS FARGO FUNDS TRUST

1.   Asset Allocation Fund
2.   California Limited Term Tax-Free Fund
3.   California Tax-Free Fund
4.   Colorado Tax-Free Fund
5.   Diversified Bond Fund
6.   Diversified Equity Fund
7.   Diversified Small Cap Fund
8.   Equity Income Fund
9.   Equity Index Fund
10.  Equity Value Fund
11.  Growth Balanced Fund
12.  Growth Equity Fund
13.  Growth Fund
14.  High Yield Bond Fund
15.  Income Fund
16.  Income Plus Fund
17.  Index Allocation Fund
18.  Index Fund
19.  Intermediate Government Income Fund
20.  International Equity Fund
21.  Large Cap Appreciation Fund
22.  Large Cap Value Fund
23.  Large Company Growth Fund
24.  Limited Term Government Income Fund
25.  Mid Cap Growth Fund
26.  Minnesota Tax-Free Fund
27.  Moderate Balanced Fund
28.  National Limited Term Tax-Free Fund
29.  National Tax-Free Fund
30.  Nebraska Tax-Free Fund
31.  OTC Growth Fund
32.  Outlook Today Fund
33.  Outlook 2010 Fund
34.  Outlook 2020 Fund
35.  Outlook 2030 Fund
36.  Outlook 2040 Fund
37.  SIFE Specialized Financial Services Fund/1/
38.  Small Cap Growth Fund
39.  Small Cap Opportunities Fund
40.  Small Company Growth Fund

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/1/  Effective on or about October 1, 2002, upon the transfer of custody responsibilities to Wells Fargo Bank Minnesota, N.A.

                                       A-1

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41.  Small Company Value Fund
42.  Specialized Health Sciences Fund
43.  Specialized Technology Fund
44.  Stable Income Fund
45.  Strategic Growth Allocation Fund
46.  Strategic Income Fund
47.  Tactical Maturity Bond Fund
48.  WealthBuilder Growth and Income Portfolio
49.  WealthBuilder Growth Balanced Portfolio
50.  WealthBuilder Growth Portfolio

     Approved by Board of Trustees: October 24, 2000, December 18, 2000, February 6, 2001, May 8, 2001, August 7, 2001, November 6, 2001, November 27, 2001, December 23, 2001, May 7, 2002 and August 6, 2002.

     Most Recent Annual Approval Date: August 6, 2002.

                                       A-2